SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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ADVANCE AUTO PARTS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCE AUTO PARTS, INC.
5673 AIRPORT ROAD
ROANOKE, VIRGINIA 24012

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

        We will hold our 2004 annual meeting of the stockholders of Advance Auto Parts, Inc., a Delaware corporation, on May 19, 2004, at 8:30 a.m., local time, at The Hotel Roanoke and Conference Center, 110 Shenandoah Ave, NW, Roanoke, Virginia. As further described in the accompanying proxy statement, at this meeting we will vote for the following purposes:

1.	To elect nominees to our board of directors to serve until the fiscal year 2005 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 200 million shares.
3.	To approve the 2004 Long-Term Incentive Plan.
4.	To ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004.
5.	To transact any other business that may properly come before the meeting or any meetings held upon any postponement or adjournment of the meeting.

        Our board of directors has fixed the close of business on March 30, 2004, as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote.

        We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy.  If you attend the meeting, you may vote in person, even if you previously voted by proxy.

By order of the board of directors,

Eric M. Margolin
Senior Vice President
General Counsel and Secretary

Roanoke, Virginia
April 12, 2004

i

___________________

PROXY STATEMENT

___________________

INTRODUCTION

        We are sending you this proxy statement on or about April 12, 2004 in connection with the solicitation of proxies by our board of directors. The proxies are for use at our 2004 annual meeting of stockholders, which we will hold at 8:30 a.m., local time, on May 19, 2004, at The Hotel Roanoke and Conference Center, 110 Shenandoah Ave, NW, Roanoke, Virginia. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on March 30, 2004. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 5673 Airport Road, Roanoke, Virginia 24012, and our telephone number is (540) 362-4911. Unless the context otherwise requires, “Advance,” “we,” “us,” “our” and similar terms refer to Advance Auto Parts, Inc., its predecessor, its subsidiaries and their respective operations.

        A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, or vote your proxy by Internet or telephone by following the instructions on the form of proxy to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our corporate secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

        Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

•	for our board's slate of nominees;
•	to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 200 million;
•	to approve the 2004 Long-Term Incentive Plan;
•	to ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004; and
•	to transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        Our only voting securities are the outstanding shares of our common stock. On the record date, we had 74,016,538 shares of common stock outstanding and 470 stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, or 37,008,270 shares, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers’ shares who cause abstentions to be recorded, are counted as present for quorum purposes.

        For each share of common stock you hold on the record date, you are entitled to one vote on each matter that we will consider at this meeting. You are not entitled to cumulate your votes.

        Brokers holding shares in street name for customers have the authority to vote on certain matters when they have not received instructions from the beneficial owners of the shares. Brokers that do not receive instructions are entitled to vote on the election of directors, the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock and the ratification of appointment by our audit committee of Deloitte & Touche LLP.

        The voting requirements for the proposals we will consider at the meeting are:

•	Election of directors. Directors are elected by a plurality, and the eight candidates who receive the most votes will be elected to our board of directors. Votes withheld and votes against a candidate will have no effect on the election.
•	Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 200 million. A majority of the votes cast on this proposal by the holders of shares of our common stock who are entitled to vote at the annual meeting will be required to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 200 million. Abstentions count as votes cast and have the effect of a vote against the proposal.
•	Approval of the 2004 Long-Term Incentive Plan. A majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented, and entitled to vote at the annual meeting will be required to approve the 2004 Long-Term Incentive Plan. Abstentions count as votes cast and have the effect of a vote against the proposal.
•	Ratification of appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004. A majority of the votes cast on this proposal by the holders of shares of our common stock present, or represented, and entitled to vote at the annual meeting will be required to ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004. Abstentions count as votes cast and have the effect of a vote against the proposal.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist in the distribution and solicitation of proxies. We have agreed to pay Georgeson a fee of $10,000 plus reasonable expenses for these services. We also may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations. Our officers, directors and employees may supplement these solicitations of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors or employees for these activities.

PROPOSAL NO.  1

ELECTION OF DIRECTORS

        At the meeting, you will elect eight members of our board of directors to serve until our 2005 annual meeting of stockholders and until their respective successors are elected and qualified. Our board has nominated Lawrence P. Castellani, Nicholas F. Taubman, Gilbert T. Ray, John M. Roth, William L. Salter, Francesca Spinelli, Carlos A. Saladrigas and John C. Brouillard for election as directors, all of whom are current members of our board, except John C. Brouillard. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as director if elected.

         Our lead director Stephen M. Peck passed away unexpectedly on March 30, 2004. Additionally, as a result of Freeman Spogli & Co.‘s sale of its remaining ownership interest in January 2004, two of the three directors who are associated with Freeman Spogli & Co. have resigned from our board of directors. Our nominating and corporate governance committee is conducting an extensive search to identify and evaluate suitable replacement candidates in accordance with the procedures set forth in the nominating and corporate governance committee charter. As of the date of this proxy statement, the committee has proposed, and the board has approved, John C. Brouillard, as a candidate and he is included in the slate of nominees listed below. Our nominating and corporate governance committee retained a third-party recruiting firm, which identified Mr. Brouillard, evaluated his credentials, interviewed him and recommended him for consideration by the nominating and corporate governance committee. Our nominating and corporate governance committee is continuing its search for candidates to fill any vacancies as appropriate. It is possible that, by the time of this year’s annual meeting of stockholders, another candidate could be identified to be appointed by the board to fill a vacancy. Although it will not be possible for another candidate to be on the slate of nominees for this year’s meeting, we intend to present all nominees, for election at our 2005 annual meeting of stockholders.

        The persons named as proxies in the accompanying form of proxy have advised us that at the meeting, unless otherwise directed, they intend to vote the shares covered by the proxies for the election of the nominees named above. If one or more of the nominees are unable to serve, or for good cause will not serve, the persons named as proxies may vote for any election of the substitute nominees that our board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

Information Concerning Nominees to Our Board of Directors

        The following table provides information about our directors at March 30, 2004.

Name	Age	Position
Lawrence P. Castellani	58	Chief Executive Officer and Chairman of the Board
Gilbert T. Ray(1)(2)	59	Director
John M. Roth(2)(3)	45	Director
Carlos A. Saladrigas(1)	55	Director
William L. Salter(2)(3)	60	Director
Francesca Spinelli, Ph.D.(3)	50	Director
Nicholas F. Taubman	69	Director
John C. Brouillard	55	Director Nominee

(1)    Member of audit committee.
(2)   Member of nominating and corporate governance committee.

(3)    Member of compensation committee.

        Mr. Castellani, Chief Executive Officer and Chairman of the Board, joined us in February 2000. Mr. Castellani has served as our Chairman since February 2003. Prior to joining us, Mr. Castellani served as President and Chief Executive Officer of Ahold Support Services in Latin America (a division of Royal Ahold, a supermarket company) from February 1998 to February 2000, as Executive Vice President of Ahold USA from September 1997 through February 1998, and as President and Chief Executive Officer of Tops Friendly Markets from 1991 through September 1997.

        Mr. Ray, Director, became a member of our board of directors in December 2002. Mr. Ray was a partner of the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades, and has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the boards of Watson Wyatt & Company Holdings, Automobile Club of Southern California, and Sierra Monolithics, Inc. Mr. Ray is also a trustee of SunAmerica Series Trust, Seasons Series Trust, The John Randolph Haynes and Dora Haynes Foundation, and St. John’s Health Center Foundation.

        Mr. Roth, Director, became a member of our board of directors in April 1998. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a principal in March 1993. Mr. Roth is also a director of AFC Enterprises, Inc., Galyan’s Trading Company, Inc. and Asbury Automotive Group, Inc.

        Mr. Saladrigas, Director, became a member of our board of directors in May 2003. Mr. Saladrigas has been the Chairman of Premier American Bank in Miami, Florida since September 2001. From November 1984 to May 2002, he was the Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides human resource function to small and mid-sized businesses. Mr. Saladrigas serves as a director of Progress Energy, Inc., Carolina Power & Light Company and Florida Progress Corporation.

        Mr. Salter, Director, became a member of our board of directors in April 1999. Mr. Salter is the retired President of the Specialty Retail Division of Sears, a position he held from March 1999 to December 1999. From November 1996 to March 1999, Mr. Salter served as President of the Home Stores division of Sears. From October 1995 to November 1996, he served as President of the Hardlines division of Sears, and from April 1993 to October 1995, he served as the Vice President and General Manager of the Home Appliances and Electronics Division of Sears.

        Ms. Spinelli, Director, became a member of our board of directors in November 2002. Ms. Spinelli is currently the Senior Vice President, People for PETsMART and has held that position since September 2003. Previously, Ms. Spinelli served as the Senior Vice President of People of RadioShack Corporation, a position she held from December 1999 to June 2003. From July 1998 to December 1999, she served as Vice President of People of RadioShack Corporation. From February 1997 to July 1998, Ms. Spinelli served as Corporate Vice President of Organizational Development of Wal-Mart Stores, Inc. From March 1993 to February 1997, Ms. Spinelli served as Vice President of Human Resources of McLane Company, Inc., a division of Wal-Mart Stores, Inc.

        Mr. Taubman, Director, rejoined our board of directors in February 2004. Mr. Taubman served as our Chairman from January 1985 to February 2003 and as our Chief Executive Officer from January 1985 to July 1997. From 1969 to 1984, Mr. Taubman served as our President. Mr. Taubman originally joined us in 1956.

        Mr.        Brouillard, Director Nominee, is currently Chief Administrative and Financial Officer of H.E. Butt Grocery Company and has held that position since February 1991. From 1977 to 1991, Mr. Brouillard was with Hills Department Stores. He serves as a director of H.E. Butt Grocery Company.

        We currently have seven members on our board of directors. Our directors are elected annually and hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified.

        Our board of directors met five times during 2003. Each director attended 75% or more of the total number of meetings of the board and meetings of the committees of the board on which he or she served during

2003.

        None of the nominees to our board of directors has any family relationship with any other nominee or with any of our executive officers.

Corporate Governance

Majority of Independent Directors

        Our board of directors, after consultation with and the recommendation of the nominating and corporate governance committee, determined that Messrs. Ray, Roth, Saladrigas, Salter and Brouillard and Ms. Spinelli are each “independent” directors under the listing standards of the New York Stock Exchange, or the “NYSE,” because: (1) each director has no material relationship with us or our subsidiaries, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or our subsidiaries, and (2) satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards. The board of directors made this determination, after assessing the issue of materiality of any relationship not merely from the standpoint of each of these directors, but also from that of persons or organizations with which the director may have an affiliation, based upon all facts and circumstances known to the board of directors, including, among other things, a review of questionnaires submitted by these directors, an interview with each of the directors and a review of a recent resume or biography of each of the directors.

         It is our policy that independent directors make up over 75% of our board of directors. Our board of directors reviews each director’s status under this definition annually with the assistance of the nominating and corporate governance committee. Each of our directors are required to keep the nominating and corporate governance committee fully and promptly informed as to any developments that might affect his or her independence.

Meetings of Non-Management Directors

        During 2003, the non-management directors on our board of directors met a total of four times. Mr. Roth, who served as Lead Director throughout 2003, was the presiding director at these meetings. For 2004, our non-management directors are scheduled to meet separately in conjunction with each of the five scheduled meetings of the board of directors. Our board of directors is in the process of appointing a lead director who will be the presiding director at these meetings.

Stockholder and Interested Party Communications with our Board of Directors

        Communications with our Board of Directors Generally. Stockholders who desire to communicate with our board of directors, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to our board of directors, c/o Advance Auto Parts, Inc., 5673 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel. The general counsel will not edit or modify any such communication received and will forward each such communication to the appropriate member or members of our board of directors, as specified in the communication. The envelope of any communication which a stockholder wishes to be confidential should be conspicuously marked “Confidential,” in which case the general counsel will not open the communication. Communications will be forwarded by the general counsel to our board of directors or any specified directors on a bi-monthly basis, provided however, the general counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

        In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders. At our 2003 annual meeting of stockholders, all directors were in attendance.

        Interested Party Communications with our Independent Directors. Any interested party, including stockholders, who desire to communicate directly with one or more of the independent directors, including on an anonymous or confidential basis, may do so by delivering a written communication to the independent directors, c/o Advance Auto Parts, Inc., 5673 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel. The general counsel will not open any such communication received and will forward each such communication to the appropriate independent member or members of our board of directors, as specified in the communication. Such communications will not be disclosed to the non-independent members of our board of directors or management unless so instructed by the independent directors. Communications will be forwarded by the general counsel to the independent director or directors, as the case may be, on a bi-monthly basis, provided however, the general counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

Guidelines on Significant Governance Issues

        The responsibility of our board of directors is to review, approve and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of our strategies and objectives. Our board of directors believes its objectives will be best served by following fundamental corporate governance guidelines. Accordingly, during the past year our board of directors adopted guidelines regarding the following significant governance issues:

•	the structure of our board of directors, including among other things, the size, mix of independent and non-independent members, membership criteria, term of service, board compensation and assessment of performance, of our board of directors;
•	board procedural matters, including among other things, selection of chairman of the board of directors, board meetings, board communications, retention of counsel and advisors and our expectations regarding the performance of our directors;
•	committee matters including among other things, the types of committees and charters of committees, independence of committee members, chair of committees, service of committee members, committee agendas and committee minutes and reports;
•	chief executive officer evaluation, management development and succession planning;
•	code of conduct; and
•	other matters, including our policy prohibiting company loans, charitable contributions, use of the corporate airplane, auditor services, board access to management and interaction with third parties, directors and officers insurance and the indemnification/limitation of liability of directors and confidential stockholder voting.

        A complete copy of our guidelines on significant governance issues is available on our website at www.advanceautoparts.com or you may obtain a print copy by request to our corporate secretary at 5673 Airport Road, Roanoke, Virginia 24012.

Code of Ethics & Business Conduct

        We expect and require all of our employees, who we refer to as our team members, our officers and our directors, and any parties with which we do business to conduct themselves in accordance with the highest ethical standards. Accordingly, we have adopted a code of ethics & business conduct, which outlines our commitment to and expectations for honest and ethical conduct by all of these persons and parties in their business dealings. A complete copy of the code of ethics & business conduct is available on our website at www.advanceautoparts.com or you may obtain a print copy by request to our corporate secretary at 5673 Airport Road, Roanoke, Virginia 24012.

Code of Ethics for Finance Professionals

        We also have adopted a code of ethics for finance professionals to promote and provide for the ethical conduct by our finance professionals, as well as for full, fair and accurate financial management and reporting. Our finance professionals include our chief executive officer, chief financial officer, chief accounting officer or controller and any other person performing similar functions. We expect all of these finance professionals to act in accordance with the highest standards of professional integrity, to provide full and accurate disclosure in reports and other documents filed with the SEC and other regulators or in any public communications and to comply with all applicable laws, rules and regulations, to deter wrongdoing. Our code of ethics for finance professionals is intended to supplement our code of ethics & business conduct. A complete copy of the code of ethics for finance professionals is available on our website at www.advanceautoparts.com or you may obtain a print copy by request to our corporate secretary at 5673 Airport Road, Roanoke, Virginia 24012.

Board Committees

        We currently have an audit committee, a compensation committee and a nominating and corporate governance committee, each of which is comprised of independent directors in accordance with the listing standards of the NYSE.

Audit Committee

        Messrs. Ray and Saladrigas currently serve as members of the audit committee. Mr. Peck was also a member of the audit committee until his untimely death on March 30, 2004. Our board of directors is in the process of appointing a third member of the audit committee. Mr. Saladrigas is chair of the committee.

Audit Committee Responsibilities and Actions. The audit committee is appointed by our board of directors to assist the board in monitoring the following:

•	the integrity of our financial statements, reporting processes and internal controls;
•	our compliance with legal and regulatory requirements related to the production of timely and accurate financial statements;
•	the performance of our internal and independent auditors; and
•	the qualifications and independence of our independent auditors.

        In completing these responsibilities, the audit committee, among other things:

•	directly manages our relationship with the independent auditors through the appointment of the independent auditors, pre-approval of all audit services to be performed, approval of all fees paid to the independent auditors and ensuring the independence of the independent auditors;
•	oversees our internal audit function to ensure the implementation and maintenance of our internal control structure;
•	oversees our compliance with legal and regulatory statutes through the review of, among other things, our quarterly and annual reports, and the timely review of new or changing rules and regulations related to our financial statements;
•	reviews all other services to be performed by professional firms other than the independent auditors; and
•	established “whistleblower” procedures for the receipt, retention and treatment of complaints received on our confidential compliance hotline about our accounting, our internal controls or auditing matters, including conducting reviews, investigations and taking appropriate actions regarding any of these complaints. Our whistleblower procedures regarding our compliance hotline can be found on our website at www.advanceautoparts.com.

Internal Audit Function. Our internal audit is a function independent of management and designed to evaluate and improve the effectiveness of risk management, internal control, and certain corporate governance processes. Internal audit reviews the reliability and integrity of information, compliance with policies and procedures, the safeguarding of assets, the economical and efficient use of resources, and established operational goals and objectives. Internal audits encompass financial activities and operations, including systems, procurement, marketing, and human resources.

        The audit committee charter is attached as Appendix B and is also available on our website at www.advanceautoparts.com. The audit committee held six meetings during 2003.

Compensation Committee

        Messrs. Roth and Salter and Ms. Spinelli currently serve as members of the compensation committee. Ms. Spinelli is the chair of the committee. Messrs. Roth and Salter and Ms. Spinelli are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The committee reviews and approves all aspects of our compensation philosophy as it relates to executive compensation, administration and review of incentive-based and equity-based compensation plans, and management succession planning for corporate officers and other key management employees. The committee reviews the competitiveness of our total compensation practices; determines the base salaries and incentive awards to be paid to our officers and key management employees; approves the terms and conditions of incentive plans and payments; and oversees the administration of our employee benefit plans and the development and implementation of our succession planning policies. Annually, the committee reviews and approves goals and objectives regarding the compensation paid to our chief executive officer and evaluates performance against these goals and objectives and sets our chief executive officer’s annual compensation based on this evaluation. The committee held five meetings during 2003. The compensation committee charter is available on our website at www.advanceautoparts.com.

Nominating and Corporate Governance Committee

        Messrs.  Ray, Roth and Salter currently serve as members of the nominating and corporate governance committee. Mr. Ray is chair of the committee. The committee is appointed by the board of directors to assist the board in identifying individuals qualified to become board members and board committee members. In this regard, the committee leads the search for and evaluates qualified individuals to be nominees for director. The committee evaluates each candidate within the context of the needs of the board in its composition as a whole. The committee considers such factors as the candidates’ business experience, skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the board. At a minimum, committee-recommended candidates for nomination shall posses the highest personal and professional ethics, integrity and values, and commit to representing the long-term interests of our stockholders. The committee recommends to the board candidates for nomination whether for election or reelection for each annual meeting of stockholders and as necessary to fill vacancies and newly created directorships, and candidates for appointment to and removal from committees, including whether directors should periodically be rotated among the committees.

        The committee also develops and recommends to the board corporate governance principles that it believes the board should adopt. The committee develops, recommends, monitors and reassesses from time to time our corporate governance guidelines, including procedures related to our codes of ethics and conduct and reviews and recommends changes to these principles as necessary. The committee will make recommendations on matters relating to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance practices.

        The committee assesses the size, structure and composition of the board and board committees and coordinates the annual evaluation of board performance. The committee also reviews and recommends to the board retirement and other tenure policies for directors. The nominating and corporate governance committee held five meetings during 2003.

        The committee will consider stockholder suggestions for nominees for directors in writing by following the procedures set forth in our by-laws. The committee does not evaluate any candidate for nomination as a director any differently solely because the candidate was recommended by a stockholder. To make a nomination, stockholders should contact our corporate secretary to obtain a copy of our by-laws at Advance Auto Parts, Inc., 5673 Airport Road, Roanoke, Virginia 24012. Our by-laws and the nominating and corporate governance committee charter are available on our website at www.advanceautoparts.com or you may obtain a copy of our by-laws or the nominating and corporate governance committee charter by contacting our corporate secretary at Advance Auto Parts, Inc., 5673 Airport Road, Roanoke, Virginia 24012.

Non-Management Director Compensation

        Under our compensation program, each non-management director receives the following compensation for service on our board of directors:

Board Participation	Retainer/Fee

Annual - all members	$25,000
Committee Chair	$10,000
Audit Committee Chair	$15,000
Lead Director	$15,000
Attendance at each Board Meeting	$2,000
If Attendance is Telephonic	$1,000
Attendance at each Committee Meeting	$1,000
If Attendance is Telephonic	$750

        In addition, upon their appointment to the board, each non-management director will receive an initial grant of 5,000 options that vest over three years, conditioned upon continued service as a board member. Additionally, each non-management director will receive an annual grant of 5,000 options, subject to the same terms. We also reimburse all of our directors for their reasonable expenses incurred in attending meetings and performing their duties as directors. Additionally, if our stockholders approve the 2004 Long-Term Incentive Plan, each non-management director will receive 550 deferred stock units annually beginning on May 19, 2004. Newly elected or appointed non-management directors will receive an initial grant of 550 deferred stock units upon his or her appointment and 550 deferred stock units annually thereafter on the date of each annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

        Messrs. Roth and Salter and Ms. Spinelli served on the compensation committee during all of 2003. None of our executive officers currently serves on the compensation committee of any other company or board of directors of any other company of which any member of our compensation committee is an executive officer.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH OF OUR BOARD’S SLATE OF NOMINEES.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED SHARES OF OUR COMMON STOCK TO 200 MILLION

        We are asking our stockholders to approve an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 100 million to 200 million. Our board of directors unanimously approved this amendment to our certificate of incorporation on February 18, 2004 subject to stockholder approval at our 2004 annual meeting of stockholders. Each additional share of our common stock reserved for issuance will have the same rights and privileges as each currently authorized share of our common stock. While our certificate of incorporation also authorizes the issuance of ten million shares of preferred stock, the amendment would not change the authorized number of shares of our preferred stock, none of which have been issued. Neither our common stock nor our preferred stock provides preemptive rights to purchase newly issued shares. As amended, Section A of Article IV of our certificate of incorporation would read as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Ten Million (210,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value, $0.0001 per share, and Ten Million (10,000,000) shares of Preferred Stock, Par Value $0.0001 per share (the “Preferred Stock”).”

        On January 5, 2004, we effected a two-for-one stock split of our common stock in the form of a 100% stock dividend. As a result, the number of our outstanding shares of common stock was increased from 36,941,903 to 73,883,806 as of that date, and the number of authorized, but unissued shares was reduced by a corresponding amount. At March 30, 2004, we had issued and outstanding 74,016,538 shares of our common stock, and had authorized, but unissued 25,983,462 shares of our common stock, of which 8,752,944 shares were reserved for issuance under our stock option and employee stock purchase plan.

        In order to give us greater flexibility in considering and planning for future business needs, our board of directors believes it is in our best interests to increase the number of authorized shares of common stock. The effect of the increase in the authorized number of shares of our common stock is to restore the same approximate percentage of shares that are outstanding as to the total number of authorized shares that existed prior to the two-for-one stock split.

        If the amendment is approved by our stockholders by the required vote, our board of directors will be able to issue the additional authorized shares for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under the 2004 Long-Term Incentive Plan described in “Proposal No. 3” below, if approved by our stockholders, financings, corporate mergers and acquisitions and other general corporate transactions. Except as described herein, our board of directors does not currently have any plans, commitments, understandings or agreements with respect to the issuance of any additional shares of common stock that would be authorized by adoption of the amendment to our certificate of incorporation. However, it is possible that such a transaction may be pursued in the future if our board of directors determines it to be in our best interests.

        If this proposal is approved, the issuance of additional shares of common stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, book value or the voting rights of the present holders of shares of our common stock. The amendment may also have the effect of discouraging attempts to take control of us through a merger, tender offer, proxy contest or other approach, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or to increase the cost to, a party seeking to obtain control of us. We are not proposing this amendment in response to any known attempt or effort by a third party to take control of us.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK TO 200 MILLION.

PROPOSAL NO. 3

APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN

        Our board of directors, upon recommendation of the compensation committee, approved the 2004 Long-Term Incentive Plan on February 18, 2004, subject to stockholder approval. If stockholders approve the incentive plan, it will replace our 2001 Executive Stock Option Plan and 2001 Senior Executive Stock Option Plan, or the predecessor plans. Any shares of common stock that remain available for issuance under the predecessor plans thereafter will become available for grant under the incentive plan and no shares will be available for grant under the predecessor plans. Our board of directors is unanimously recommending this proposal to enable us to continue to attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained progress, growth and profitability depends.

Summary of the 2004 Long-Term Incentive Plan

        The following is a summary of the principle features of the incentive plan. The summary is qualified by reference to the full text of the incentive plan attached as Appendix A to this proxy statement.

Eligibility for Awards

        Our employees, directors and consultants who provide bona fide services to us will be eligible to participate in the incentive plan. As of March 30, 2004, the compensation committee has determined there are approximately 375 persons currently eligible to participate in the incentive plan based on the participant’s position with us, all of whom are employees and/or directors.

Shares Subject to the Incentive Plan

        The incentive plan provides that the sum of the following will be authorized for grant or issuance: (a) 4,500,000 shares of our common stock, plus (b) the number of shares of our common stock that remain available for issuance under the predecessor plans at May 19, 2004. As of March 30, 2004, 1,216,545 shares remained available for issuance under the predecessor plans. Shares of our common stock subject to an award under the incentive plan may be either treasury shares or authorized but unissued shares.

        For purposes of calculating shares of our common stock available under the incentive plan, any shares of our common stock issued in connection with awards that are options or stock appreciation rights, or SARs, will be counted against the limit as one share for every one share issued; for awards other than options or SARs, any shares issued will be counted as 1.7 shares for every one share issued. This system provides the committee with maximum flexibility in the way in which shares are granted, while still controlling potential stockholder dilution. In this way, we can more effectively execute our compensation strategies as both internal and external factors change over time.

        If an award under either the incentive plan or the predecessor plans expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of shares of our common stock subject to such award, those shares will be available for future grant or issuance under the incentive plan. Shares of our common stock that are delivered to us, either actually or by attestation, in payment of the exercise price for any option granted under the incentive plan or any predecessor plans, any shares of our common stock that are not issued as a result of a cashless exercise, or any shares of our common stock that are delivered or withheld to satisfy tax withholding obligations arising from awards under the incentive plan, or any predecessor plans, will also be available for future grant under the incentive plan. In addition, shares of our common stock reacquired by us on the open market using the cash proceeds received by us from the exercise of options granted under the incentive plan or any predecessor plans that are exercised after the effective date will also be available for future grants under the incentive plan.

        Awards granted or shares of our common stock issued in assumption of, or in exchange for, awards previously granted will not reduce the shares authorized for issuance under the incentive plan or authorized for grant to a participant in any calendar year. Also, deferred stock units granted as a result of a participant’s voluntary election to defer cash or other compensation otherwise payable to the participant will not reduce the shares authorized for issuance under the incentive plan or authorized for grant to a participant in any calendar year.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the shares of our common stock, the committee, in its sole discretion, may make adjustments in the number of shares of our common stock that may be issued under the incentive plan and in the number, price and kind of outstanding awards and shares underlying awards.

Administration

        The compensation committee of our board of directors will have exclusive authority to interpret and administer the incentive plan and establish such rules and regulations in order to properly administer the incentive plan. The committee will have the authority to determine the individuals to whom awards are granted, to determine the types of awards and the number of shares covered by each award, to set the terms and conditions of any awards, and to cancel or suspend awards.

        Additionally, our board of directors may terminate the incentive plan at any time. Amendments or termination of the incentive plan will not affect the rights and obligations arising under outstanding stock options or stock grants previously awarded without the participant’s consent.

Awards

Stock Options. The committee may grant nonqualified stock options to eligible individuals under the incentive plan. The committee will determine the terms and conditions of all options granted. Options will have an exercise price per share at least equal to the fair market value of a share of common stock on the date of grant. Options will have a minimum vesting period of one year and will not be exercisable more than 10 years after the date of grant. We may not reprice option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of our stockholders.

Stock Appreciation Rights (SARs). The committee may grant SARs to eligible individuals under the incentive plan. A SAR is a contractual right granted to a participant to receive upon exercise, either in cash or shares, an amount equal to the appreciation of one share from the date of grant. SARs may be granted alone or in tandem with other types of grants, most commonly with options. When granted in tandem, if the underlying award is exercised or settled, the SAR is canceled and vice versa. A freestanding SAR cannot have a term of greater than ten years and an exercise price less than 100% of the fair market value of a share of our common stock on the date of grant. We may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of our stockholders.

        Restricted Stock. The committee may also award shares, either real or phantom, under a restricted stock grant to eligible individuals under the incentive plan. The award agreement will set forth a specified period of time, which generally shall not be less than three years (the “restriction period”), during which shares of the restricted stock will remain subject to forfeiture or restrictions on transfer. During the restriction period, the participant will generally have all the rights of a stockholder, including the right to vote the shares and the right to receive dividends (if applicable), unless the committee determines otherwise.

        Performance Awards. The committee may also grant performance awards to eligible individuals under the plan, which may be granted either alone or in addition to other awards granted under the incentive plan. Performance awards may be granted subject to the attainment of performance goals and/or the continued service of the participant. At the conclusion of the performance period, which may not be shorter than 12 months or longer than five years, the committee will determine the degree to which the applicable performance goals have been achieved and the corresponding performance amounts earned by each participant. The earned amounts may be paid to participants in cash, shares of our common stock, other property or a combination of any of these at the sole discretion of the committee at the time of payment.

        Dividend Equivalents. The committee may also grant dividend equivalents to eligible individuals under the incentive plan, either alone or in connection with other awards granted under the incentive plan. Dividend equivalents represent an amount equal to the regular cash dividends paid on one share and may be paid in cash or may be paid in additional shares or otherwise reinvested. We do not currently pay any dividends, but the incentive plan was designed to allow for this type of award in the event that we pay dividends in the future.

        Other Stock Unit Awards. The committee may also grant to eligible individuals other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property either alone or in addition to other awards granted under the incentive plan. Such other stock unit awards will also be available as a form of payment in the settlement of other awards granted under the incentive plan.

Transferability of Awards

        No award, and no shares subject to other stock unit awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be transferred, except by will or by laws of descent and distribution; provided, however, that, if so determined by the committee, a participant may designate a beneficiary to exercise the rights of the participant with respect to any award upon the death of the participant. Each award shall be exercisable, during the participant’s lifetime, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Change in Control

        In general, vesting of awards under the incentive plan is accelerated upon a change in control transaction. Unless otherwise determined by the committee, upon a change in control: (a) each unvested option and SAR will become fully exercisable and vested, provided however that the committee may determine to cancel each option or SAR for a payment in an amount equal to the difference between the price paid in the change in control transaction and the purchase price per share under the option or SAR, (b) restricted stock will become free of all restrictions and limitations and become fully vested and transferable, (c) all performance awards will immediately be considered earned and payable pro rata based on the portion of the performance period completed and the actual performance as of the date of the change in control, and (d) the restrictions, deferral limitations and other conditions applicable to any other awards will lapse and become fully vested and transferable.

        However, in certain corporate transactions in which the successor company assumes or substitutes new awards of substantially equal value to the awards under the incentive plan or the predecessor plans, no accelerated vesting will occur, provided that each award held by a participant at the time of the change in control will vest in full in the event of a termination of the participant without cause within 24 months of the change in control.

Section 162(m) of the Internal Revenue Code

        The individual limits in the incentive plan are as follows: No participant may be granted stock options or freestanding SARs during any three-year period with respect to more than 1,000,000 shares. An option granted with a tandem SAR will only count once against this limit. No participant may be granted restricted stock, performance shares and/or other stock unit awards during any three-year period with respect to more than 500,000 shares. Deferred stock units granted as a result of a participant’s voluntary election to defer cash or other compensation will not count against this limit. The maximum dollar value payable with respect to performance units and/or other stock unit awards that are valued with reference to property other than shares and granted to any participant in any three-year performance period is $4,000,000, with proportionate adjustments for shorter or longer performance periods, not to exceed 5 years. Deferred stock units granted as a result of a participant’s voluntary election to defer cash or other compensation will not count against these limits. These limits are intended to meet the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation.

        A federal income tax deduction will generally be unavailable for annual compensation in excess of one million dollars for certain of our executive officers. However, amounts and awards that constitute “performance based compensation” under Section 162(m) of the Internal Revenue Code are not counted towards this one million dollar limit. The committee may designate any award described in the four preceding paragraphs as “performance based compensation” within the meaning of Section 162(m). Any such award will be subject to the achievement of the performance goals set by the committee. These goals will be based on the attainment of specific levels of our performance as indicated by a number of factors which may include earnings per share, return on equity, stock price appreciation, completion of strategic initiatives, total stockholder return or any other performance measure as determined by the committee in accordance with Section 162(m).

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax rules relevant to participants in the incentive plan, based upon the Internal Revenue Code. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

        Stock Options. Options granted under the incentive plan will be nonqualified stock options for federal income tax purposes. Generally, the participant does not recognize any taxable income at the time of grant of a nonqualified stock option. Provided the share is not subject to a substantial risk of forfeiture, upon the exercise of the nonqualified stock option the participant will recognize ordinary income, equal to the excess of the fair market value of the share acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. We will generally be entitled to a deduction equal to such ordinary income. The participant will have a capital gain or loss upon the subsequent sale of the share in an amount equal to the sale price less the fair market value of the share on the date of exercise. The capital gain or loss will be long- or short-term depending on whether the share was held for more than one year after the exercise date. We will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of shares acquired upon an option’s exercise may be used to offset capital gains.

        Stock Appreciation Rights. A participant will be subject to ordinary income tax, and wage and employment tax withholding, upon the exercise of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the share on the exercise date over the strike price of the SAR. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income that the participant recognizes. Upon the sale of the share acquired upon exercise of a SAR, the participant will recognize long- or short-term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.

        Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the share is no longer subject to forfeiture, less any consideration paid for the share. We will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on the subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

        Performance Awards. A participant will not recognize taxable income at the time performance awards are granted but the participant will recognize ordinary income and be subject to wage and employment tax withholding upon the receipt of shares or cash awards at the end of the applicable performance period. We will generally be entitled to claim a corresponding deduction.

        Dividend Equivalents. A participant will recognize ordinary income and be subject to wage and employment tax withholding upon the receipt of payments related dividend equivalents. We will generally be entitled to claim a corresponding deduction.

        Other Stock Unit Awards. The recipient of deferred stock units or other stock-based awards will not recognize taxable income at the time of grant as long as the shares associated with such awards is subject to a substantial risk of forfeiture but will recognize ordinary income and be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed, unless the shares or cash to be paid with respect to such award are deferred until a date subsequent to the vesting date. We will generally be entitled to claim a corresponding deduction.

        Withholding Taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and social security taxes, we may require the participant to pay the amount required to be withheld by us before delivering to the participant any shares or other payment to be received under the incentive plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Term

        The incentive plan will be effective upon approval of the incentive plan by our stockholders and will terminate on the tenth anniversary of such approval, unless sooner terminated by our board of directors.

Plan Benefits

        Because future awards under the incentive plan are subject to the committee’s judgment and discretion, it is not possible to determine the benefits or amounts that would be received by any of our executive officers or directors, under the incentive plan.

Equity Compensation Plan Information

        The following table sets forth our shares authorized for issuance under our equity compensation plans at January 3, 2004.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans(1)(2)

Equity compensation plans approved by stockholders	5,410,750	$15.05	2,266,387
Equity compensation plans not approved by stockholders	-	-	-

Total	5,410,750	$15.05	2,266,387

        (1)   Gives effect to a two-for-one stock split by us in the form of a stock dividend distributed on January 2, 2004.
        (2)   Excludes shares reflected in the first column.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004

        Our audit committee has selected Deloitte & Touche LLP as our independent public accountants for 2004. Deloitte & Touche LLP also served as our independent public accountants for fiscal 2003. You are being asked to ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004.

        Members of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if Deloitte & Touche LLP’s engagement is discontinued for any reason, our audit committee will appoint another accounting firm to serve as our independent public accountants for 2004.

2003 and 2002 Audit Fees

        The following table summarizes the aggregate fees billed by Deloitte & Touche LLP for 2003 and 2002 for the following professional services:

	2003	2002

	($ in thousands)	($ in thousands)
Audit Fees (a)	$585	$976
Audit-Related Fees	-	-
Tax Fees (b)	58	5
All Other Fees	-	-

Total	$643	$981

(a) Fees for audit services billed in 2003 consisted of:
•	Audit of our annual financial statements
•	Reviews of our quarterly financial statements
•	Attestation of management's assessment of internal control for 2004, as required by the Sarbanes-Oxley Act of 2002, Section 404

Fees for audit services billed in 2002 consisted of:
•	Audit of our annual financial statements
•	Reviews of our quarterly financial statements
•	Comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission, or “SEC” matters

(b)     Fees for tax services related to property taxes and an annual license fee for tax preparation software. Professional service firms other than Deloitte & Touche LLP provide other tax consulting and preparation services. These fees are not included in the table above.

	2003	2002

Memo: Percentage of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	9.9%	0.5%

        Our audit committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent auditor. The audit committee approved all services provided by Deloitte & Touche LLP during 2003.

        In considering the nature of the services provided by Deloitte & Touche LLP, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with Deloitte & Touche LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF DELOITTE &
TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004.

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

        The following table provides information about our executive officers at March 30, 2004.

Name	Age	Position
Lawrence P. Castellani	58	Chief Executive Officer and Chairman of the Board
Jimmie L. Wade	49	President
Michael N. Coppola	55	Executive Vice President and Chief Operating Officer
Paul W. Klasing	44	Executive Vice President, Stores
Eric M. Margolin	50	Senior Vice President, General Counsel and Secretary
Jeffrey T. Gray	39	Senior Vice President, Chief Financial Officer and Assistant Secretary
Robert E. Hedrick	56	Senior Vice President, Human Resources
S. Lynn Stevens	55	Senior Vice President and Chief Information Officer

        Our executive officers are elected by and serve at the discretion of our board of directors. We have entered into employment agreements with some of our executive officers. Set forth below is a brief description of the business experience of all executive officers other than Mr. Castellani, who is also Chairman of the Board and whose business experience is set forth above in the “Information Concerning Members of Our Board of Directors” section of this proxy statement.

        Mr. Wade, President, joined us in February 1994. Mr. Wade was named President in October 1999 and Chief Financial Officer in March 2000. He served as Chief Financial Officer through August 2003. Mr. Wade also served as our Secretary from March 2000 until April 2001. From 1987 to 1993, Mr. Wade was Vice President, Finance and Operations, for S.H. Heironimus, a regional department store company, and from 1979 to 1987, he was Vice President of Finance for American Motor Inns, a hotel company. Mr. Wade is a certified public accountant.

        Mr. Coppola, Executive Vice President and Chief Operating Officer, joined us in February 2001 and has held his current position since August 2003. From February 2001 to August 2003, Mr. Coppola served as Senior Vice President, Merchandising. Prior to joining us, Mr. Coppola operated his own retail company for 2 years and from April 1991 through December 1997, he served as Executive Vice President of Marketing at Tops Friendly Markets, a division of Ahold USA.

        Mr. Klasing, Executive Vice President, Stores, joined us in April 1995 and has held his current position since August 2003. From October 1999 to August 2003, Mr. Klasing served as Executive Vice President, Merchandising and Marketing. From July 1997 to October 1999, Mr. Klasing served as our Senior Vice President, Purchasing. From April 1995 to July 1997, Mr. Klasing held various other positions with us.

        Mr. Margolin, Senior Vice President, General Counsel and Secretary, joined us in April 2001. From 1993 to June 2000, Mr. Margolin was Vice President, General Counsel and Secretary of Tire Kingdom, Inc., now TBC Corporation, a retailer of tires and provider of automotive services. From 1985 to 1993, Mr. Margolin served as the general counsel for several companies in the apparel manufacturing and retail field.

        Mr. Gray, Senior Vice President, Chief Financial Officer and Assistant Secretary, joined us in March 1994 and has held his current position since August 2003. From April 2000 to August 2003, Mr. Gray served as Senior

Vice President, Controller and Assistant Secretary. From March 1994 to March 2000, Mr. Gray held several positions with us, most recently as Vice President of Inventory Management. From 1993 to 1994, Mr. Gray served as controller of Hollins University, and from 1987 to 1993, Mr. Gray was employed by KPMG LLP, a public accounting firm. Mr. Gray is a certified public accountant.

        Mr. Hedrick, Senior Vice President, Human Resources, joined us in May 2001. Mr. Hedrick was previously Vice President, Human Resources for Foodbrands America from January 1997 to April 2001, and before that held various positions in human resources over a 20 year period with Sara Lee Corporation, a global manufacturer and marketer of consumer products.

        Ms. Stevens, Senior Vice President and Chief Information Officer, joined us in July 1979 and has held her current position since July 1997. From 1979 until June 1997, Ms. Stevens held several positions with us, most recently serving as Vice President of Systems Development.

There are no family relationships among any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us regarding the ownership of our common stock at March 30, 2004 by:

•	each person or entity known to us that beneficially owns more than 5% of our common stock;
•	each member of our board of directors;
•	each of our executive officers named in the "Summary Compensation Table" included in the "Executive Compensation" section of this proxy statement; and
•	all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 30, 2004 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Advance Auto Parts, Inc., 5673 Airport Road, Roanoke, Virginia 24012. Unless otherwise indicated in the footnotes below the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders, which relate to voting or investment power over our common stock or any arrangement which may at a subsequent date result in a change of control of us.

        The percentages of common stock beneficially owned are based on 74,016,538 shares of our common stock outstanding at March 30, 2004.

	Shares Beneficially Owned
Name	Number	Percentage

Putnam, LLC(1)	8,333,414	11.3%
Federated Investors, Inc.(2)	7,535,854	10.2%
Janus Capital Management LLC (3)	5,828,736	7.9%
Friess Associates, Inc. (4)	3,936,000	5.3%
Nicholas F. Taubman(5)	1,797,464	2.4%
Arthur Taubman Trust dated July 13, 1964(5)	1,297,266	1.8%
Lawrence P. Castellani(6)(7)	2,389,533	3.1%
Jimmie L. Wade(7)	219,000	*
Michael N. Coppola(7)	83,645	*
Paul W. Klasing(7)	209,000	*
Robert E. Hedrick(7)	55,267	*
John M. Roth(8)	50,454	*

	Shares Beneficially Owned

Name	Number	Percentage

Gilbert T. Ray(9)	1,600	*
Carlos A. Saladrigas(10)	5,000	*
William L. Salter(11)	15,000	*
Francesca Spinelli(12)	1,000	*
John C. Brouillard(13)	-	*
All executive officers and directors as a group (14 persons)(14)	6,325,995	8.2%

*	Less than 1% of the outstanding shares of common stock.

(1)	According to Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2004 by Putnam, LLC d/b/a Putnam Investments (“Putnam Investments”), on behalf of itself and Marsh & McLennan Companies, Inc. (“MMC”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). Putnam Investments, which is a wholly-owned subsidiary of MMC, wholly owns two registered investment advisors: (a) PIM, which is the investment advisor to the Putnam family of mutual funds, and (b) PAC, which is the investment advisor to Putnam’s institutional clients. According to the Amendment: (i) Putnam Investments has shared voting power over 244,943 shares and shared dispositive power over 4,166,707 shares, (ii) PIM has shared voting power over 134,390 shares and shared dispositive power over 3,927,370 shares, and (iii) PAC has shared voting power over 110,553 shares and shared dispositive power over 239,337 shares.
(2)	According to Amendment No. 2 to a Schedule 13G filed with the SEC on February 13, 2004 by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue. Federated Investors, Inc. is the parent holding company of Federated Investment Management Company, Federated Investment Counseling and Federated Global Investment Management Corp., which are investment advisors to registered investment companies and separate accounts that beneficially own 7,535,854 shares. All shares of Federated Investors, Inc. are held in the Voting Shares Irrevocable Trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The business address of the filing persons is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.
(3)	Janus Capital Management LLCs’ business address is 100 Fillmore Street, Denver, Colorado 80206.
(4)	Friess Associates, Inc.’s business address is 115 E. Snow King, Jackson, Wyoming 83001.
(5)	The trustees of the Arthur Taubman Trust dated July 13, 1964 are Eugenia L. Taubman, who is the spouse of Nicholas F. Taubman, First Premier Bank and John G. Rocovich, Jr, attorney at law.
(6)	Includes an aggregate of 23,780 shares held by Mr. Castellani's children.
(7)	Includes shares of our common stock subject to options beneficially owned by the following persons and exercisable within 60 days of March 30, 2004: Mr. Castellani-2,346,667 options; Mr. Wade-194,000 options; Mr. Coppola-45,333 options; Mr. Klasing-187,000 options; and Mr. Hedrick-26,667 options.
(8)	The business address of Mr. Roth is 599 Lexington Avenue, 18th Floor New York, New York 10022.
(9)	The business address of Mr. Ray is 400 South Hope Street, Los Angeles, California 90071.
(10)	Represents 5,000 shares subject to options beneficially owned by Mr. Saladrigas and exercisable within 60 days of March 30, 2004. The business address of Mr. Saladrigas is 5900 Bird Road, Miami, Florida 33155.
(11)	Represents 15,000 shares subject to options beneficially owned by Mr. Salter and exercisable within 60 days of March 30, 2004. The business address of Mr. Salter is 5673 Airport Road, Roanoke, Virginia 24012.
(12)	The business address of Ms. Spinelli is 19601 North 27th Ave, Phoenix, Arizona 85027.
(13)	The business address of Mr. Brouillard is P.O. Box 839999, 646 South Main Avenue, San Antonio, Texas 78283-3999.
(14)	Includes 2,940,333 shares of common stock issuable with respect to options beneficially owned and exercisable within 60 days of March 30, 2004 by our executive officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no Form 5‘s were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2003 except as follows: (i) Nicholas F. Taubman made a late filing on Form 4 on November 24, 2003 with respect to 16 separate stock sales on May 22, 2003 and 14 separate stock sales on May 27, 2003 of an aggregate of 196,600 shares of our common stock; a late filing on Form 4 on November 24, 2003 with respect to 22 separate stock sales on May 23, 2003 of an aggregate of 78,400 shares of our common stock; and a late filing on Form 4 on November 24, 2003 with respect to 22 separate stock sales on June 11, 2003 of an aggregate of 225,000 shares of our common stock; (ii) Stephen M. Peck made a late filing on Form 4 on August 26, 2003 with respect to the receipt on March 12, 2002 of a grant of an option to purchase 7,500 shares of our common stock and with respect to the receipt on March 12, 2003 of a grant of an option to purchase 5,000 shares of our common stock; (iii) Peter J. Fontaine made a late filing on Form 4/A in July 2003, amending a Form 4 filed on May 21, 2003 to report the sale on May 19, 2003 of 7,700 shares of our common stock rather than the sale of 6,700 shares previously reported; and (iv) William L. Salter made a late filing on Form 3/A in April 2004, amending a Form 3 filed on November 29, 2001 which incorrectly disclosed that Mr. Salter beneficially owned 5,000 shares of our common stock instead of an option to purchase 5,000 shares of our common stock; and on Form 4 on April 3, 2003 with respect to the receipt on December 19, 2002 of a grant of an option to purchase 7,500 shares of our common stock.

STOCK PRICE PERFORMANCE

        The following graph shows a comparison of our cumulative total return on our common stock, Standard & Poor’s 500 Index and the Standard & Poor’s 500 Specialty Retail Index. The graph assumes that the value of an investment in our common stock and in each such index was $100 on November 29, 2001, the date our common stock first became publicly traded, and that any dividends have been reinvested. The comparison in the graph below is based solely on historical data and is not intended to forecast the possible future performance of our common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
ADVANCE AUTO PARTS, INC., S&P 500 INDEX
AND S&P 500 SPECIALTY RETAIL INDEX

	November 29, 2001	December 29, 2001	December 28, 2002	January 3, 2004

Advance Auto Parts, Inc.	$100	$117.04	$122.24	$202.54
S&P 500 Index	$100	$101.95	$78.14	$100.75
S&P 500 Specialty Retail Index	$100	$112.21	$72.76	$105.53

        The information contained under the captions “Report of the Compensation Committee Regarding Compensation” and “Stock Price Performance” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into a filing.

AUDIT COMMITTEE REPORT

        We are responsible for providing independent, objective oversight of Advance’s accounting functions and internal controls. We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the New York Stock Exchange listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

        Advance’s board of directors has determined the committee’s current Chair, Mr. Saladrigas, is the audit committee “financial expert,” as defined by the SEC. Mr. Saladrigas was appointed by the board as chair in February 2004. Mr. Peck served as the audit committee chair during all of 2003 through February 2004. Mr. Peck continued as a member of the audit committee until his untimely death on March 30, 2004. The board of directors is in the process of appointing a third member of the audit committee. We operate pursuant to a charter approved by Advance’s board of directors, which Advance attached to its proxy statement for the 2004 annual meeting of stockholders as Appendix B.

        Management is responsible for Advance’s financial reporting process, including Advance’s system of internal control, and for the preparation of consolidated financial statements in accordance with Generally Accepting Accounting Principles. Advance’s independent accountants are responsible for auditing its consolidated financial statements. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Advance’s financial statements, or any professional certification as to the independent auditor’s work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States, and on the representations of independent accountants included in their report on Advance’s financial statements.

        During 2003, we met six times. During the year, we:

•	appointed Deloitte & Touche LLP as the independent accountants for fiscal year 2003;
•	met with management and the independent accountants to review and discuss Advance’s critical accounting policies;
•	met with management and the independent accountants to review and approve the fiscal year 2003 audit plan;
•	met regularly with both the independent accountants and internal audit outside the presence of management;
•	met with management and the independent accountants to review the fiscal year 2003 financial statements;
•	reviewed and approved the quarterly and annual reports prior to filing with the SEC;
•	reviewed and approved the quarterly earnings press releases and other financial press releases;
•	met with and reviewed internal audit test work, findings and recommendations; and
•	completed all other responsibilities under the audit committee charter.

        We have discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee), which includes a review of significant accounting estimates, internal controls and Advance’s accounting practices. In addition, we have received written disclosures from the independent accountants required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with independent accountants their firm’s independence.

        Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended that the board of directors include the audited consolidated financial statements in Advance’s annual report on Form 10-K for the year ended January 3, 2004.

        We considered whether the independent accountant’s provisions of non-audit services to Advance is compatible with maintaining the independent accountants’ independence, and have determined the provision of the non-audit services are compatible with the independent accountants’ independence. Accordingly, we have approved the retention of Deloitte & Touche LLP as Advance’s independent accountants for fiscal year 2004.

THE AUDIT COMMITTEE

Carlos A. Saladrigas, Chair
Gilbert T. Ray

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The compensation committee of Advance’s board of directors is currently composed of the following individuals: Francesca Spinelli, John M. Roth and William L. Salter. Ms. Spinelli is the chair of the committee. Ms. Spinelli and Messrs. Roth and Salter are non-employee directors as defined in Rule 16-b-3 promulgated under the Exchange Act. The committee regularly meets at least twice each year and holds additional meetings as required.

Compensation Objectives

        The compensation committee has two primary objectives in setting executive officer compensation:

•	to attract and retain outstanding leadership; and
•	to align executive compensation with the annual and long-term goals of the company, with an emphasis on variable (vs. fixed) compensation tied to corporate and individual performance.

Executive Compensation

        Near the beginning of the fiscal year, a compensation review for each executive officer is conducted by Advance’s chief executive officer. Annual salary and bonus recommendations are then made to, reviewed, and voted upon by the compensation committee at the regular year-end meeting.

        Philosophically, the compensation committee is attempting to relate executive compensation to those variables over which the individual executive generally has control. Included in the compensation committee’s criteria for approval of recommended salary adjustments, and particularly bonuses and stock option awards, are achievements against financial and non-financial targets set at the beginning of the fiscal year for each executive. The financial objectives include growth in company net operating profit, improvement in net operating profit margin, revenue growth, comparable store sales growth, and improvements in return on invested capital. The non-financial objectives include improvements in employee retention, selection and implementation of financial and information systems, store openings, enhancement of management performance throughout Advance’s organization and advancement of Advance’s operating and strategic business initiatives.

        For 2003, incentive awards for executive officers included cash bonuses and stock options. Compensation was weighted heavily toward these variable components, with the long-term objective of shifting to more variable pay for performance. Bonuses for 2003 performance reached a maximum of $1,381,225, excluding any bonus for Advance’s chief executive officer.

CEO Compensation

        Mr.  Castellani received a base salary of $669,566 in 2003. This base salary is subject to annual increases at the discretion of the board of directors. In addition, Mr. Castellani’s employment agreement provides for an annual cash bonus based on our achievement of performance targets established by the board of directors. In 2003, Advance paid Mr. Castellani a bonus of $359,746 and granted him options to purchase 120,000 shares of common stock. In determining whether to grant Mr. Castellani a bonus, the committee considers our results relative to the financial and non-financial targets established by the committee for the fiscal year.

Long-term Incentive Compensation

        To be competitive in attracting and retaining qualified executive officers and to provide them with performance incentives in addition to salary and cash bonuses, Advance awards options to its executive officers under its stock option plan. In approving stock option grant recommendations, the compensation committee considers primarily the impact the executive is expected to have on increasing stockholder value, and recent performance toward specific goals that contribute to that result. Such specific goals differ among executives, but all relate to the speed and effectiveness with which Advance increases stockholder value.

Tax Deductions for Compensation

        Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid each year to publicly-held company’s chief executive officers, often referred to a s “named executive officers,” to $1 million per person. Excluded from the $1 million limitation is compensation, including compensation income recognized by the participant upon the exercise of an option to be excluded from the $1 million limitation, the option must be granted pursuant to a stock option plan that is approved by stockholders and administered by a compensation committee composed solely of two or more “outside” directors in accordance with the Internal Revenue Code. In 2002, Advance’s 2001 executive stock option plan was approved by its stockholders in order to exclude from the $1 million limit any compensation resulting from options granted under the option plan to its “named executive officers.”

        The compensation committee intends, to the extent practicable, to structure all performance-based compensation to meet the requirements of Section 162(m), but may approve compensation programs that may not be tax deductible if it determines that such programs would be in Advance’s best interests and those of its stockholders.

COMPENSATION COMMITTEE

Francesca Spinelli (Chair)
John M. Roth
William L. Salter

EXECUTIVE COMPENSATION

        The following table sets forth the compensation received by our chief executive officer, the four other most highly compensated executives at the end of our last completed year and a former executive officer. We refer to these persons as our named executive officers.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation(1)

Lawrence P. Castellani	2003	$669,566	$359,746	120,000	$7,600
Chief Executive Officer	2002	635,778	642,191	130,000	7,600
	2001	622,116	391,800	120,000	5,100

Jimmie L. Wade	2003	357,435	316,071	110,000	7,600
President	2002	301,547	300,778	80,000	7,600
	2001	288,270	218,985	70,000	6,460

David R. Reid(2)	2003	186,763	260,250	65,000	137,426
Former Executive Vice President	2002	267,978	269,051	65,000	7,600
and Chief Operating Officer	2001	258,847	179,571	55,000	6,460

Paul W. Klasing	2003	251,090	206,674	70,000	7,600
Executive Vice President, Stores	2002	242,227	249,632	60,000	7,600
	2001	222,116	136,571	50,000	6,460

Michael N. Coppola	2003	252,792	128,992	58,000	7,600
Executive Vice President and Chief	2002	206,530	109,297	24,000	7,600
Operating Officer	2001	173,070	52,800	20,000	-

Robert E. Hedrick(3)	2003	201,648	143,823	28,000	7,600
Senior Vice President, Human	2002	192,923	147,974	26,000	4,755
Resources	2001	116,922	-	-	-

(1)	Consists of matching contributions made by us under our 401(k) savings plan, net of 401(k) limits.
(2)	Mr. Reid resigned his position in August 2003.In addition to his matching contributions made by us under our 401(k) savings plan, net of 401(k) limits, the “All Other Compensation” for 2003 includes amounts paid to Mr. Reid under his severance and non-competition agreement entered into upon his resignation on August 15, 2003.
(3)	Mr. Hedrick began his employment with us in May 2001.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning options granted in 2003 to each of our named executive officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term(2)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise or Base Price Per Share(1)	Expiration Date	5%	10%

Lawrence P. Castellani	120,000	10.1%	$20.19	2/18/10	$986,323	$2,298,552
Jimmie L. Wade	80,000	6.7%	20.19	2/18/10	657,549	1,532,368
	30,000	2.5%	36.51	8/18/10	445,897	1,039,130
David R. Reid(3)	-	-	-	-	-	-
Paul W. Klasing	60,000	5.0%	20.19	2/18/10	493,161	1,149,276
	10,000	0.8%	36.51	8/18/10	148,632	346,377
Michael N. Coppola	28,000	2.3%	20.19	2/18/10	230,142	536,329
	30,000	2.5%	36.51	8/18/10	445,897	1,039,130
Robert E. Hedrick	28,000	2.3%	20.19	2/18/10	230,142	536,329

(1)	Represents the fair market value of the underlying shares of common stock at the time of the grant.
(2)	The potential realizable value is calculated assuming that the fair market value of our common stock appreciates at the indicated annual rate compounded annually for the entire seven-year term of the option, and that the option is exercised and the underlying shares of our common stock sold on the last day of its seven-year term for the appreciated stock price. The assumed 5% and 10% rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.
(3)	Mr. Reid received an option to purchase 65,000 shares of our common stock on February 18, 2003. These non-vested options terminated 90 days after his resignation on August 15, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal-Year End Option Values

        The following table sets forth information with respect to our named executive officers concerning option exercises for 2003 and exercisable and unexercisable stock options held as of January 3, 2004.

			Number of Underlying Options at January 3, 2004		Value of In-the-Money Options at January 3, 2004(1)

Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence P. Castellani	-	$ -	2,223,333	246,667	$44,787,900	$5,379,000
Jimmie L. Wade	50,000	1,152,500	152,333	186,667	4,487,100	3,253,700
David R. Reid(2)	177,332	4,351,717	-	-	-	-
Paul W. Klasing	28,000	847,860	130,333	126,667	3,875,320	2,565,100
Michael N. Coppola	-	-	21,333	80,667	560,480	1,217,320
Robert E. Hedrick	-	-	8,667	45,333	170,820	916,200

(1)	Values for “in-the-money” outstanding options represent the positive spread between the respective exercise prices of the outstanding options and $40.71 per share, the closing price for our common stock on January 2, 2004 as reported by the NYSE.
(2)	Mr. Reid resigned his position effective August 15, 2003. Mr. Reid exercised all vested options within 90 days of his resignation. Mr. Reid’s non-vested options terminated 90 days after his resignation on August 15, 2003.

Executive Employment Agreements

        Mr. Castellani was appointed our Chief Executive Officer and began employment on February 1, 2000, at which time he signed an employment and non-competition agreement. Mr. Castellani’s employment contract had an initial term of two years, and renews automatically each year thereafter unless terminated by Mr. Castellani or us. The contract provides for a base salary of $600,000, subject to annual increases at the discretion of the board of directors, and an annual cash bonus based on our achievement of performance targets established by the board of directors. In the event Mr. Castellani is terminated without cause, or terminates his employment for good reason, as defined in the employment agreement, he will receive salary through the later of the end of the term of employment or one year from the effective date of termination, less any amounts earned in other employment, and the pro rata share of the bonus due to Mr. Castellani prior to the termination of employment. Mr. Castellani has agreed not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses and not to solicit our customers or suppliers for competitors until one year after the effective date of termination.

        On April 15, 1998, Messrs. Reid, Wade and Klasing and Ms. Stevens entered into employment agreements with us. These agreements contain severance provisions that provide for one year of base salary upon termination of employment, by us without cause or by the employee with good reason as defined in the employment agreement, less any amounts earned in other employment, and the pro rata share of the bonus due to the employee prior to the termination of employment. The agreements extend from year-to-year unless terminated by the employee or us. Other provisions require us to pay bonuses earned by the employee upon our achievement of targets relating to sales, earnings and return on invested capital that are approved by our board of directors, and an agreement by the employee not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses and not to solicit our customers or suppliers for competitors.

        Upon his resignation, Mr. Reid’s employment agreement was replaced by a severance agreement and an amendment to his employment and noncompetition agreement dated August 15, 2003 as filed with the SEC on

November 6, 2003 as an exhibit to our quarterly report on Form 10-Q. This agreement provides Mr. Reid with the continuation of his then base salary and health care insurance coverage under the our group health care plan through twelve consecutive months following the date of his resignation, payment under his then existing bonus plan through fiscal 2003 and outplacement services for twelve months.

Stock Subscription Plans

        We have adopted stock subscription plans pursuant to which, at or since our recapitalization in 1998, certain directors, officers and key employees have purchased 1,495,100 shares, net of cancellations, of our outstanding common stock at the fair market value at the time of purchase. Agreements entered into in connection with the stock subscription plans provide for certain restrictions on transferability. Approximately $3.2 million of the purchase price for these shares has been paid by delivery of full recourse promissory notes bearing interest at the prime rate and due five years from their inception, secured by all of the stock each individual purchased under the plans. At January 3, 2004, all of these notes were paid in full. Our board of directors terminated these plans as of February 18, 2004 thereby eliminating all remaining shares available for issuance under the stock subscription plans.

Stock Option Plans

        As of March 30, 2004, we had granted a total of 6,322,399 shares under our option plans, net of cancellations and exercises. Each option plan participant has entered into an option agreement with us. The option plans and each outstanding option thereunder are subject to termination in the event of a change in control or other extraordinary corporate transactions, as more fully described in the option plans. In addition, all options granted pursuant to the option plans will terminate 90 days after termination of employment, unless termination was for cause, in which case an option will terminate immediately. In the event of a termination due to death the options will immediately vest with all rights under the option agreement transferring to the participant’s successor. These options will terminate twelve months from the earlier of the participant’s death or termination, if the participant dies after termination as described above. In the event of a termination due to disability or retirement the options will continue to vest in the normal course and will be exercisable up to 90 days following the day in which the last such unexpired options vest. All options granted under our 2001 Senior Executive Stock Option Plan and 2001 Executive Stock Option Plan will terminate on the seventh anniversary of the option agreement under which they were granted if not exercised prior thereto.

        If the 2004 Long-Term Incentive Plan, or Proposal No. 3, is approved by stockholders, any shares of common stock that remain available for issuance under our current option plans will become available for grant under the new incentive plan, and no additional grants will be made under our current plans. If our stockholders fo not approve Proposal No. 3, the Long-Term Incentive Plan will not become effective and the current plans will remain in effect.

2001 Senior Executive Stock Option Plan

        Our 2001 Senior Executive Stock Option Plan provides for the grant to our senior executive officers of incentive and nonqualified options to purchase shares of common stock. The plan authorizes the issuance of options to purchase up to 3,420,000 shares of common stock and is administered by the compensation committee. Shares received upon exercise of options, as well as all outstanding options, are also subject to obligations to sell at the request of Freeman Spogli & Co. At March 30, 2004, options to purchase 2,220,000 shares of common stock were outstanding under the plan, 2,180,000 of which were exercisable, and options to purchase 329,000 shares of common stock were available for future grant.

2001 Executive Stock Option Plan

        Our 2001 Executive Stock Option Plan provides for the grant to our directors, consultants and key employees of incentive and nonqualified options to purchase shares of common stock. The plan authorizes the issuance of options to purchase up to 7,200,000 shares of common stock and is administered by the compensation committee. At March 30, 2004, options to purchase 4,102,399 shares of common stock were outstanding under the 2001 Executive Stock Option Plan, 1,612,471 of which were exercisable, and options to purchase 887,545 shares of common stock were available for future grant.

Employee Stock Purchase Plan

        In May 2002, we adopted our employee stock purchase plan. Our employee stock purchase plan provides employees who work more than 20 hours per week (other than executive officers or employees who own more than five percent of our common stock) with the right to purchase shares of our common stock at a purchase price equal to 85% of the fair market value of our common stock at the beginning of each purchase period or the end of each period, whichever is less. The plan authorizes the purchase of up to 1,400,000 shares of common stock and is administered by our retirement plan committee, which consists of several of our employees. Enrollment under this plan began on July 1, 2002, and as of March 30, 2004, 186,000 shares of common stock had been purchased under the plan and 1,214,000 shares of common stock were available for future purchase.

RELATED-PARTY TRANSACTIONS

        We lease our Roanoke, Virginia distribution center, an office and warehouse facility, one warehouse, 14 of our stores and four former stores and have leased other former stores from Nicholas F. Taubman or members of his immediate family. We lease our corporate headquarters from Ki, L.C., a Virginia limited liability company owned by two trusts for the benefit of a child and a grandchild of Mr. Taubman. All these affiliated leases are on a triple net basis. Lease expense for these affiliated leases was $3.2 million for 2001, $3.1 million for 2002 and $3.0 million for 2003. Mr. Taubman was the Chairman of our board of directors through February 2003, at which time he resigned from our board of directors. In February 2004, Mr. Taubman rejoined our board of directors.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Stockholder proposals intended to be included in our proxy statement and voted on at our 2005 annual meeting of stockholders must be received at our offices at 5673 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, on or before December 13, 2004. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

        Pursuant to our bylaws, in order for any matter not included in the proxy statement for our 2005 annual meeting of stockholders to be brought before the meeting by a stockholder, the stockholder must be entitled to vote at that meeting and must give timely written notice of that business to our corporate secretary. To be timely, the notice must not be received any earlier than January 27, 2005, nor any later than February 26, 2005. The notice must contain the information required by our bylaws. Similarly, a stockholder wishing to submit a director nomination directly at an annual meeting of stockholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information requirements in our bylaws relating to stockholder nominations. Management may vote proxies in its discretion on any matter at our 2005 annual meeting of stockholders if we do not receive notice of the matter within the time-frame described in this paragraph. A copy of our bylaws is available on our website at www.advanceautoparts.com or you may obtain a print copy by request to our corporate secretary at Advance Auto Parts, 5673 Airport Road, Roanoke, Virginia 24012. Our chief executive officer or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

OTHER MATTERS

        The board of directors does not intend to present any other matters at the meeting and knows of no other matters which will be presented at the meeting.

        A copy of our 2003 annual report of stockholders is being mailed to each stockholder of record together with this proxy statement. The annual report is not part of our proxy soliciting material.

By order of the board of directors

Eric M. Margolin
Senior Vice President
General Counsel and Secretary

Roanoke, Virginia
April 12, 2004

Appendix A

ADVANCE AUTO PARTS, INC.
2004 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE. The purposes of the 2004 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees and Directors of Advance Auto Parts, Inc., a Delaware corporation (“Advance Auto” or the “Company”), and its Affiliates to acquire a proprietary and vested interest in the growth, development and financial success of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

The Company has previously adopted the Advance Auto Parts, Inc. 2001 Executive Stock Option Plan and the Advance Auto Parts, Inc. 2001 Senior Executive Stock Option Plan (collectively, the “Predecessor Plans”), which were established to provide similar equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the Plan by stockholders of the Company, the Predecessor Plans will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized but unused Shares (as herein defined) not already used for such purpose under the Predecessor Plans. All outstanding option grants under the Predecessor Plans shall continue in full force and effect, subject to their original terms, after the Predecessor Plans are merged into the Plan under the terms and conditions noted above.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings as set forth below:

        (a)        “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

        (b)        “Award” shall mean any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Deferred Stock Unit, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

        (c)        “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

        (d)        “Board” shall mean the Board of Directors of the Company.

        (e)        “Change in Control” shall mean the happening of any of the following events:

                    (i)        an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

                    (ii)        a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

                    (iii)        the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                    (iv)        the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

        (f)        “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

        (g)        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        (h)        “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

        (i)        “Company” shall mean Advance Auto Parts, Inc. a Delaware corporation.

        (j)        “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

        (k)        “Deferred Stock Unit” or “DSU” shall mean a bookkeeping entry that represents the right to receive one Share at a future date. DSUs may be granted outright by the Committee or may be granted in exchange for cash compensation deferred by a Participant. To the extent the Company pays a dividend, DSUs will include the right to receive Dividend Equivalents, which are credited in the form of additional DSUs.

        (l)        “Director” shall mean a member of the Board who is not an Employee.

        (m)        “Dividend Equivalent” shall mean an amount equal to the cash paid by the Company upon one Share, either as a freestanding Award, or in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs or Other Stock Unit Awards.

        (n)        “Employee” shall mean any employee of the Company or any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

        (o)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        (p)        “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be closing price for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on which the Shares are then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.

        (q)        “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        (r)        “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 6(f).

        (s)        “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan. Participant shall also mean a consultant selected by the Committee who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

        (t)        “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(d).

        (u)        “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

        (v)        “Performance Share” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        (w)        “Performance Unit” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        (x)        “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        (y)        “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        (z)        “Restricted Stock Award” shall mean an award of Restricted Stock under Section 6(c).

        (aa)        “Restricted Stock Unit” is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date, and which is subject to the restriction that the holder may not sell, transfer, pledge or assign such unit and other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to receive any Dividend Equivalents, if dividends are paid by the Company), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        (bb)        “Shares” shall mean the shares of common stock of the Company, par value $.0001 per share.

        (cc)        “Stock Appreciation Right” or “SAR” shall mean any right granted to a Participant pursuant to Section 6(b) to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

        (dd)        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        (ee)        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION. The Committee shall have full power, discretion, and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to

        (a)        select the Participants to whom Awards may from time to time be granted hereunder;

        (b)        determine the type or types of Award to be granted to each Participant hereunder;

        (c)        determine the number of Shares to be covered by each Award granted hereunder;

        (d)        determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

        (e)        determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

        (f)        determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

        (g)        interpret and administer the Plan and any instrument or agreement entered into under the Plan;

        (h)        establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

        (i)        make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Actions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate. A majority of the members of the Committee may act on behalf of the Committee and may fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the Board. In addition, no member of the Board or any of its Committees, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4. SHARES SUBJECT TO THE PLAN

        (a)        Subject to adjustment as provided in Section 4(c), a total of 4,500,000 Shares shall be authorized for grant or issuance under the Plan plus any remaining Shares available for awards under the Predecessor Plans as of the effective date of the merger of the Predecessor Plans with this Plan. Any Shares issued in connection with Awards other than Options and SARs shall be counted against this limit as 1.7 Shares for every one Share issued.

                    (i)        If any Shares subject to an Award or to an award under the Company’s Predecessor Plans are forfeited or if any Award or award under the Predecessor Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan.

                    (ii)        In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation), by cashless exercise through the Company, or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan.

                    (iii)        In the event that any option or award granted under the Predecessor Plans is exercised through the tendering of Shares (either actually or by attestation), or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan.

                    (iv)        Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Predecessor Plans that are exercised after the effective date of the Plan shall be available for Awards under the Plan.

                    (v)        Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

                    (vi)        Deferred Stock Units granted as a result of a voluntary election by a Participant to defer cash or other compensation otherwise payable to the Participant shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

                    (vii)        In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination.

        (b)        Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

        (c)        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, SARs or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee, Director or consultant who provides services to the Company or any Affiliate shall be eligible to be selected as a Participant.

SECTION 6. AWARDS. The Committee shall determine the type of Awards to be granted or issued under the Plan and shall approve the terms and conditions governing such Awards through the issuance of an Award Agreement. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

        (a)        STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

                    (i)        OPTION PRICE. The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).

                    (ii)        OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

                    (iii)        EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant’s termination or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

                    (iv)        METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option that is exercisable in accordance with the preceding paragraph may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes), via cashless exercise, through a broker, or delivery of other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement.

                    (v)        FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

                    (vi)        PROHIBITION ON REPRICING. The Company may not reprice Option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders.

        (b)        STOCK APPRECIATION RIGHTS. Stock Appreciation Rights (“SARs”) may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6(a). The provisions of SARs need not be the same with respect to each recipient. Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR, as it shall deem appropriate; provided that a freestanding SAR shall not have a term of greater than ten years or an exercise price less than 100% of Fair Market Value of the Share on the date of grant. The Company may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders of the Company.

        (c)        RESTRICTED STOCK.

                    (i)        ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Restricted Stock Awards may be real shares (Restricted Stock) or phantom shares (Restricted Stock Units). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain limited situations, Other Stock Unit Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

                    (ii)        REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such

Award.

                    (iii)        FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the Restriction Period, as determined or modified by the Committee.

        (d)        PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than 12 months or longer than five years. Except as provided in Section 7, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

        (e)        DIVIDEND EQUIVALENTS. Dividend Equivalents may be granted hereunder to Participants either alone (“freestanding”) or in connection with other Awards granted under the Plan. The provisions of Dividend Equivalents need not be the same with respect to each recipient. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

        (f)        OTHER STOCK UNIT AWARDS.

                    (i)        STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations, Other Stock Unit Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

                    (ii)        TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 6(f) may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 6(f) may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 6(f) shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 7. CHANGE IN CONTROL PROVISIONS.

        (a)        IMPACT OF EVENT. Subject to Section 7(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

                    (i)        any Options and SARs outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

                    (ii)        the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

                    (iii)        all Performance Awards shall be immediately accelerated and considered to be earned and payable pro rata based on: (a) the portion of the Performance Period that has been completed as of the date such Change in Control is determined to have occurred and (b) the actual performance as of such date, or if actual performance is not calculable, target performance; in addition, any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

                    (iv)        the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

                    (v)        Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company assumes or substitutes for an Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award then each outstanding Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award shall not be accelerated as described in Sections 7(a)(i), (ii) and (iv). For the purposes of this Section 7(a)(v), an Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock Award, Dividend Equivalent or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock Award, Dividend Equivalent or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a termination of a Participant’s employment in such successor company without cause during the 24-month period following such Change in Control, then each Award held by such Participant at the time of the Change in Control shall be accelerated as described in clauses (i), (ii) and (iv) above.

        (b)        CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee may, in its discretion, provide that each Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or SAR (the “spread”) multiplied by the number of Shares granted under the Option or SAR.

SECTION 8. CODE SECTION 162(m) PROVISIONS.

        (a)        Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award, Dividend Equivalents or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award.

        (b)        If Restricted Stock, a Performance Award, a Dividend Equivalent or an Other Stock Unit Award is

subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and regulations thereunder.

                    (i)        Performance goals shall be based on the attainment of specified of one or any combination of the following: operating income, net cash provided by operating activities, earnings per share from continuing operations, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed.

                    (ii)        Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

                    (iii)        the measurement of the Company’s performance against its goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

        (c)        Notwithstanding any provision of the Plan other than Section 7, with respect to any Restricted Stock, Performance Award, Dividend Equivalent or Other Stock Unit Award that is subject to this Section 8, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

        (d)        The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

        (e)        Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or “freestanding” SARs during any three-year period with respect to more than 1,000,000 Shares or Restricted Stock, Performance Shares, Dividend Equivalents and/or Other Stock Unit Awards subject to this Section 8 that are denominated in Shares in any three-year period with respect to more than 500,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant for any three-year period is $4,000,000, with proportionate adjustments for shorter or longer performance periods, not to exceed 5 years. “Tandem” SARs granted in connection with other Awards pursuant to Section 6(b) and Deferred Stock Units granted as a result of a Participant’s voluntary election to defer cash or other compensation otherwise payable to the Participant shall not count against such limits.

SECTION 9. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that stockholder approval is required if such amendment, alteration, suspension, discontinuation or termination would be required under the rules or listing standards of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. on which the Company’s securities are listed, or such approval is required to qualify for or comply with any tax or other regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. In addition, no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

SECTION 10. GENERAL PROVISIONS.

        (a)        No Award, and no Shares subject to Awards described in Section 6(f) that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

        (b)        No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

        (c)        If required by the Committee, the prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

        (d)        Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

        (e)        Except as provided in Section 8, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

        (f)        The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

        (g)        All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (h)        No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

        (i)        The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. In addition, Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

        (j)        Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

        (k)        The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or Directors of the Company.

        (l)        The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employee’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

        (m)        Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        (n)        The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (o)        If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (p)        Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 11. EFFECTIVE DATE OF PLAN.  The Plan shall be effective as of May 19, 2004.

SECTION 12. TERM OF PLAN. The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 9.

SECTION 13. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company’s expense to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

SECTION 14. GOVERNING LAW. The Plan, any Award Agreement, any Award granted and any action taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws thereof.

Appendix B

ADVANCE AUTO PARTS, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

        The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Advance Auto Parts, Inc. (the “Company” or “Advance”) to assist the Board in monitoring (1) the integrity of the financial statements, reporting processes and internal controls of the Company and its subsidiaries, (2) the compliance by the Company and its subsidiaries with legal and regulatory requirements related to the production of timely and accurate financial statements, (3) the performance of the Company’s internal and independent auditors, and (4) the qualifications and independence of the Company’s independent auditor. In addition, the Committee is responsible for preparing the audit committee reports required by the Securities and Exchange Commission’s (“SEC”) proxy rules for inclusion in the Company’s annual proxy statement.

COMMITTEE COMPOSITION

        The Committee shall have a minimum of three directors appointed by the Board at its annual meeting on the recommendation of the Nominating and Corporate Governance Committee. Each member of the Committee must meet the independence requirements of the Exchange Act and the requirements of the New York Stock Exchange (an “Independent Director”). Each member of the Committee shall be financially literate, as determined by the Board, or must become financially literate within a reasonable period of time after his or her appointment to the board. At least one member of the Committee shall be a financial expert under the SEC’s rules as determined by the Board. Any Committee member who is serving simultaneously on the audit committee of more than two public companies (including Advance) must immediately disclose such obligations to the Board.

        Additional members of the Committee may be appointed at any time by action of the Board. Members of the Committee may be removed at any time with or without cause by action of the Board, but in no event shall the Committee have fewer than three members.

AUTHORITY

        The Committee shall have the full and exclusive authority to take any actions necessary to discharge its duties under this Charter. The Committee may take any actions consistent with this Charter, the Company’s by-laws and Certificate of Incorporation as the Committee or the Board deems necessary or appropriate.

        The Committee shall have the independent authority to retain legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for compensating the Company’s independent auditor and any legal, accounting or other advisors retained independently by the Committee.

        The Committee may not delegate any of its responsibilities to the Company’s management.

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Committee shall:

1.     Be directly responsible for the appointment, compensation, oversight and termination of the Company’s independent auditor (including resolution of disagreements between management, the independent auditor and the internal audit department regarding financial reporting). The Company’s independent auditor shall report directly to the Committee.

2.     Ensure that the Company’s independent auditor is and remains independent under all applicable rules and regulations, including establishing clear hiring policies for employees or former employees of the independent auditors.

3.     At least annually, obtain and review a report by the independent auditor describing:

a.     the firm’s internal quality-control procedures;

b.     any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

c.     (to assess the auditor’s independence) all relationships between the independent auditor and the company.

4.     Pre-approve audit services and permitted non-audit services to be performed by the Company’s independent auditor. The Committee may establish pre-approval policies and procedures. In the event the Committee pre-approves non-audit services by the Company’s independent auditor, or establishes pre-approval policies and procedures, it shall notify the Board.

5.     Report to the Board in time for inclusion in the annual proxy statement all categories of audit fees required under SEC rules, including audit fees, audit-related fees, tax fees and all other fees.

OVERSIGHT OF THE INTERNAL AUDIT DEPARTMENT

The Committee shall:

1.     Be directly responsible for the oversight of the Company’s internal audit department (including resolution of disagreements between management, the independent auditor and the internal audit department regarding financial reporting). The internal audit department shall report to the Committee.

2.     Review with management the appointment, retention, compensation and replacement of the senior internal auditing executive.

3.     Review any significant reports to management prepared by the Company’s internal auditing staff and management’s responses.

OVERSIGHT OF FINANCIAL MATTERS AND REGULATORY COMPLIANCE

The Committee shall:

1.     Assist the Board to ensure that management properly develops and adheres to a sound system of internal controls and that procedures are in place to objectively assess management’s practices and internal controls.

2.     Ensure that outside auditors, through their own review, objectively assess the company’s financial reporting practices and that the Company’s accounting policies are consistently applied.

3.     Make regular reports to the Board addressing the quality and integrity of the Company’s financial statements, reporting processes, internal controls, accounting principles, regulatory compliance, the performance and independence of the independent auditors, and the performance of the Company’s internal audit function.

4.     Prepare the “audit committee report” required by the rules of the SEC to be included in the Company’s annual proxy statement.

5.     Review with the Company’s General Counsel and outside counsel any legal matter that could have a material impact on the Company’s financial statements.

6.     Ensure that before filing financial statements with the SEC the independent auditor reports to the Committee, the Company’s CEO and CFO: (1) all critical accounting policies and practices used by the Company, (2) all alternative accounting treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management.

7.     Review the Company’s quarterly and annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to examine the effectiveness of the Company’s accounting and auditing principles and practices, disclosure controls and procedures, internal controls and disclosures made in management’s discussion and analysis. The Committee shall then recommend to the Board whether the audited financial statements should be included in the Company’s quarterly or annual reports.

8.     Review with the independent auditor any problems or difficulties the auditor may have encountered during the audit and any management letter comments relating to accounting matters or internal controls provided by the independent auditor and the Company’s response to that letter. Such review should address:

a.     Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, personnel or disagreements with management.

b.     Any changes required in the planned scope of the audit.

c.     The internal audit department responsibilities, budget and staffing.

9.     Review the reports of the CEO and CFO (in connection with their required certifications) regarding any significant deficiencies or material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

10.     Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

11.     Discuss guidelines and policies with respect to risk assessment and risk management .

12.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding ethics, financial reporting, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or auditing matters.

13.     Review and approve the appointment of all actuaries engaged by the Company to complete actuarial valuations used in preparing financial statements.

14.     Establish the policy of the Company for the investment of surplus cash balances.

MANAGING THE AUDIT COMMITTEE

The Committee shall:

1.     Review and reassess the adequacy of this Audit Committee Charter (the “Charter”) annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

2.     Review and assess annually the efficiency and effectiveness of the Audit Committee’s performance.

MEETINGS

        The Audit Committee shall meet at least quarterly, but as frequently as circumstances may require. Meetings of the Audit Committee may be held with or without notice at such time and place as may be designated from time to time in advance by the Committee (“Regular Meeting”). Meetings which are not Regular Meetings of the Committee may be called from time to time by the Committee Chair, if any, or by request from any Committee member and notice thereof shall be given to all members. Notice of meetings shall be provided in accordance with the applicable sections of the Company’s by-laws.

        In addition, the Committee shall meet periodically with management, the senior internal auditing executive and the independent auditor in separate executive sessions.

ADMINISTRATION

        The Committee shall keep regular minutes of its proceedings and make reports to the Board upon request. Unless the Board otherwise provides, the Committee may make, alter and repeal rules for the conduct of its business not inconsistent with the Company’s by-laws. In the absence of such rules the Committee shall conduct its business in the same manner as the Board conducts its business pursuant to the Company’s by-laws.

        All Committee members are expected to allocate sufficient time in their schedules to fulfill their fiduciary duties to the Company. All Committee members are expected to participate in the committee meetings regularly, and in no event in fewer than 75% of such meetings annually. They are expected to be prepared for each meeting, by reviewing the advance materials, seeking such additional information and assistance as they determine to be helpful and adequately informing themselves of matters under the Committee’s consideration and otherwise to participate actively in the Committee’s deliberations.

        The Committee shall not act through subcommittees but may appoint subcommittees to study and report to it on any matter.

-PROXY-	-PROXY-

This Proxy is Solicited on Behalf of the Board of Directors
of Advance Auto Parts, Inc.

     THE UNDERSIGNED hereby appoints Jeffrey T. Gray and Eric M. Margolin as proxies with full power of substitution, to vote all shares of common stock of ADVANCE AUTO PARTS, INC. which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of ADVANCE AUTO PARTS, INC., to be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Ave, NW, Roanoke, Virginia 24016 on Wednesday, May 19, 2004, at 8:30 a.m., local time, and any adjournments thereof as specified by the undersigned and to vote in their discretion on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

     WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 and PROPOSALS 2, 3, 4 AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 12, 2004 IS HEREBY ACKNOWLEDGED.

PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The Directors recommend a vote “FOR” all Nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
							FOR	AGAINST	ABSTAIN
					3.	Approval of the 2004 Long-Term Incentive Plan.	☐	☐	☐
		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
1.	ELECTION OF DIRECTORS.	☐	☐				FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line(s) below the names of the nominees for Directors.)					4.	Ratification of the appointment by our audit committee of Deloitte & Touche LLP as our independent public accountants for 2004.	☐	☐	☐
The election of 01 Lawrence P. Castellani, 02 John C. Brouillard, 03 Gilbert T. Ray, 04 John M. Roth, 05 Carlos A. Saladrigas, 06 William J. 07Francesca Spinelli, 08 Nicholas F. Taubman for a term expiring in 2005.					5.	Transact other business that may properly come before the meeting or any meetings held upon any postponement or adjournment of the meeting.

		FOR	AGAINST	ABSTAIN
2.	Approval off an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 200 million shares.	☐	☐	☐	All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.
PLEASE DO NOT FOLD, STAPLE OR DAMAGE.

Signature _________________________________ Signature _________________________________ Date ______________
NOTE: Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts each owner must sign.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/aap Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.advanceautoparts.com